EXHIBIT 3.1

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
BURR-BROWN CORPORATION


The  undersigned, being the Chairman  and  Secretary,
respectively,    of   Burr-Brown    corporation,    a
corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

1.    The  first paragraph of Article FOURTH  of  the
Restated   Certificate  of  Incorporation   of   this
corporation is amended to read in its entirety as follows:


          "FOURTH:   The Corporation  shall
          be   authorized  to   issue   two
          classes of shares of stock to  be
          designated,    respectively,    "
          Preferred   Stock"  and   "common
          stock."   The  total  number   of
          shares   which  the   Corporation
          shall have authority to issue  is
          Forty-two  Million  ($42,000,000)
          and  the  aggregate par value  of
          all  shares of stock that are  to
          have  a  par value shall be  Four
          Hundred  Twenty Thousand  Dollars
          ($420,000).  The total number  of
          shares  of Preferred Stock  shall
          be  Two  Million (2,000,000)  and
          the  par  value of each share  of
          such  class  shall  be  One  Cent
          ($.01).   The  total  number   of
          shares  of common stock shall  be
          Forty  Million  (40,000,000)  and
          the  par  value of each share  of
          such  class  shall  be  One  Cent
          ($.01)."

2.    Said   Amendment  has  been  duly  adopted   in
accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the Board of Directors of the corporation and by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote.

           IN WITNESS WHEREOF, Burr-Brown Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by its Chairman and attested by it Secretary this 20 day of September 1995.

BURR-BROWN CORPORATION

By:   THOMAS R. BROWN, JR.
 Title: Chairman of the Board

Attest:   JILL H. RICE
Title: Secretary